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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-61017 of Data Processing Resources Corporation on Form S-4 of our report dated March 11, 1996 on the financial statements of Leardata Info-Services, Inc., appearing in the 424(b)(3) Prospectus dated June 11, 1998 relating to Registration Statement No. 333-53371 of Data Processing Resources Corporation on Form S-3. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus that is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

October 21, 1998